UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The credit and intercreditor agreements set forth in Item 2.03 of this Current Report on Form 8-K are incorporated by reference herein to the extent responsive to and required to be included in this Item 1.01.

Factoring Agreements

American Biltrite Inc. (the "Company") and its subsidiary American Biltrite Far East, Inc. ("ABFE") entered into receivables financing and other related agreements on June 30, 2009 with Faunus Group International, Inc. ("FGI").  ABFE and FGI entered into a Receivables Finance Agreement (the "Receivables Finance Agreement"), whereby FGI agreed to make payments to ABFE in exchange for ABFE's agreement to sell or assign to FGI all of ABFE's rights in and to certain accounts receivable generated by ABFE with account debtors whose principal place of business or chief executive office is not in the United States and the related insurance policies.  Under the agreement, the balance of ABFE's rolling account with FGI will be calculated as the gross invoice value of the ABFE accounts receivable multiplied by 80%, with certain adjustments for fees, advances, a discount equal to the greater of (i) 7% or (ii) 2.5% above the U.S. prime rate, the value of such accounts receivable disapproved or re-approved by FGI and collections on such accounts receivable.

The Company and FGI entered into a Debt Purchase Agreement on June 30, 2009 (the "Debt Purchase Agreement"), whereby FGI agreed to make payments to the Company in exchange for the Company's agreement to sell and assign to FGI all of the Company’s rights in and to certain accounts receivable generated by the sale of inventory in the Company's Belgian division and the related insurance policies.  Under the agreement, the purchase price to be paid by FGI to the Company for such accounts receivable will be the gross invoice value of such accounts receivable, minus a discount equal to the greater of the value of such accounts receivable multiplied by (i) 7% or (ii) 2.5% above the U.S. prime rate. The balance of the Company’s rolling account with FGI will be calculated as the purchase price multiplied by 80%, with certain adjustments for fees, advances, the value of such accounts receivable disapproved or re-approved by FGI and collections on such accounts receivable.

The maximum aggregate amount of accounts receivable that FGI will purchase from ABFE under the Receivables Finance Agreement and from the Company under the Debt Purchase Agreement, respectively, is $2,000,000 (United States dollars). Under both the Receivables Finance Agreement and the Debt Purchase Agreement, FGI will charge ABFE and the Company, respectively, (i) an administration fee as a percentage of the gross invoice value of the accounts receivables, (ii) a closing or commencement fee, (iii) a minimum fee in the event that net funds employed by ABFE or the Company each month pursuant to the applicable agreement are less than $600,000 (United States dollars), (iv) a bank transfer fee and (v) an over-payment fee when ABFE or the Company requires funds in excess of the balance of its respective rolling account calculated in accordance with the respective agreement.

The obligations of ABFE and the Company under the Receivables Finance Agreement and Debt Purchase Agreements are secured pursuant to related security agreements, which place liens upon, and grant security interests in, certain assets of ABFE and the Company, respectively. ABFE and the Company have also each guaranteed the obligations of the other under the Receivables Finance Agreement and the Debt Purchase Agreement, respectively, pursuant to separate guarantees, and to that end, have granted FGI with security interests in specified assets.  FGI may require ABFE or the Company, respectively, to repurchase any accounts receivable that remain unpaid 90 days or more from their due date for payment that FGI disapproves of or for other reasons.  Both the Receivables Finance Agreement and the Debt Purchase Agreement contain customary covenants for similar receivables financing arrangements.  The terms of both the Receivables Finance Agreement and the Debt Purchase Agreement are 36 months, but the agreements will automatically extend for 12-month terms unless terminated by ABFE, the Company or FGI, as applicable, in accordance with the terms of the applicable agreement.  FGI may also terminate the relevant agreement if ABFE or the Company, as applicable, (i) breaches the applicable agreement, (ii) undergoes a change of control, (iii) fails to perform obligations under related security agreements, (iv) becomes insolvent, (vi) suffers a material adverse change or for other reasons, in each case, in accordance with the terms of the applicable agreement.

The foregoing descriptions of the Receivables Finance Agreement and the Debt Purchase Agreement are qualified in their entirety by the Receivables Finance Agreement and Debt Purchase Agreement, copies of which are incorporated by reference herein and are attached hereto as Exhibits 10.3 and 10.4, respectively.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 30, 2009, the Company terminated its Amended and Restated Credit Agreement, dated as of September 25, 2006, among the Company, K&M Associates L.P., American Biltrite (Canada) Ltd. and Bank of America, National Association, both in its capacity as a domestic lender and as a domestic administrative agent, Bank of America, National Association ("BofA"), acting through its Canada branch, both in its capacity as a Canadian lender and as Canadian administrative agent, and the other lenders from time to time party thereto (the "Bank of America Agreement").  Copies of the Bank of America Agreement and related agreements have been previously filed with and described in the Company's periodic reports previously filed with the Securities and Exchange Commission, which are accessible at the Securities and Exchange Commission's website at www.sec.gov.

The Bank of America Agreement provided American Biltrite Inc. and its subsidiary K&M Associates L.P. ("K&M") with (i) a $30.0 million commitment under the revolving credit facility (the "Revolver") with a $12.0 million borrowing sublimit (the "Canadian Revolver") for American Biltrite Inc.’s subsidiary American Biltrite (Canada) Ltd. and (ii) a $10.0 million term loan.  The Bank of America Agreement also provided for domestic and Canadian letter of credit facilities with availability of up to $5.0 million and $1.5 million, respectively, subject to availability under the Revolver and the Canadian

Revolver, respectively.  The Revolver was due to expire on September 30, 2009.  The term loan principal was payable in 20 quarterly installments of $500,000 beginning December 31, 2006 with the last quarterly principal payment scheduled to be due and payable on September 30, 2011.  All amounts outstanding under the Bank of America Agreement were repaid by the Company upon termination of the Bank of America Agreement with proceeds from the Company's new credit facility that it entered into with Wachovia Bank, National Association, as further described in Item 2.03 of this Current Report on Form 8-K.  The amounts repaid consisted of $21,329,131.04 (United States dollars) for amounts owed with respect to the term loan and domestic borrowings under the Revolver, $3,672,676.40 (Canadian dollars) for amounts owed with respect to borrowings in Canadian dollars under the Canadian Revolver, and $542,748.57 (United States dollars) for amounts owed with respect to borrowings in United States dollars under the Canadian Revolver.

As disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, on May 15, 2009, the Company entered into a limited waiver and modification agreement (the "Waiver") to the Bank of America Agreement with BofA, pursuant to which BofA granted the Company a temporary waiver through June 30, 2009 of the Company's default of the Bank of America Agreement due to the Company’s failure to satisfy as of March 31, 2009 the fixed charge covenant under the Bank of America Agreement.  The temporary waiver granted by BofA pursuant to the Waiver was scheduled to expire on June 30, 2009 and contemplated the Company replacing the credit facility under the Bank of America Agreement with a new credit facility with another lender by that time.  In connection with the Waiver, the Company, as previously reported, paid BofA a fee of $5,000.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Wachovia Credit Agreement

On June 30, 2009, the Company entered into a Loan and Security Agreement by and among the Company, Ideal Tape Co., Inc. and K&M Associates L.P., as "US Borrowers"; American Biltrite (Canada) Ltd., as "Canadian Borrower"; Ocean State Jewelry, Inc., Majestic Jewelry, Inc., 425 Dexter Associates, L.P. and ABFE as "US Guarantors"; the parties to the agreement from time to time as lenders, including Wachovia Bank, National Associates ("Wachovia") and its affiliates; and Wachovia, as agent for the lenders (the "Credit Agreement").  The Credit Agreement provides a credit facility to the Company and the other applicable borrowers, which includes a term loan, a domestic revolving credit facility, a Canadian revolving credit facility, and domestic and Canadian letters of credit issuances.

The maximum amount of outstanding revolving debt borrowings (which includes borrowings under the revolving credit facilities and letters of credit issuances) permitted at any time under the Credit Agreement is $30.0 million, with a United States revolving loan maximum amount of $30.0 million, and a Canadian revolving loan maximum amount of $12.0 million. The Credit Agreement permits maximum letters of credit issuances of $6.0 million, of which Canadian letters of credit issuances are limited to a maximum of $3.0 million.  The maximum amount available for revolving debt borrowings is reduced to the amount of the borrowing base if that amount is lower.  The borrowing base is based upon eligible assets of the applicable borrowers, including accounts receivables and inventory.  The term of the Credit Agreement is three years.

The term loan under the Credit Agreement is for an aggregate original principal amount of $8.0 million collectively for the Company and its subsidiary Ideal Tape Co., Inc. (the "Term Loan").  The Term Loan principal is payable in 72 monthly installments, with the first 71 principal installments in the amount of $111,111 beginning on August 1, 2009 and with the final installment in the amount of the entire unpaid balance of the Term Loan payable on July 1, 2015.

The Company borrowed $23,021,282.55 (United States dollars) and $3,672,676.40 (Canadian dollars) under the revolving credit facilities on June 30, 2009, most of which proceeds were used to repay amounts outstanding under the Company's previous credit agreement with Bank of America, N.A., which agreement was terminated on June 30, 2009, as further described in Item 1.02 of this Current Report on Form 8-K.  The Company and Ideal Tape Co., Inc. borrowed the entire $8.0 million of the Term Loan at closing.

Interest is payable monthly on borrowings under the Credit Agreement at rates based on a base interest rate plus an applicable margin for each type of loan, which varies depending on whether the loan is based on U.S., Canadian, or Eurodollar rate loans and which ranges from an applicable rate of two hundred basis points over U.S. and Canadian base rates to four hundred basis points over Eurodollar base rates for revolving debt loans and three hundred basis points over U.S. base rates and five hundred basis points over Eurodollar base rates for the Term Loan.  The Credit Agreement charges the Company and the other borrowers a monthly unused borrowing line fee, at a rate equal to five-eighths of one percent (0.625%) per annum.  In addition, the Credit Agreement imposes a monthly letter of credit fee equal to four percent (4%) per annum for unused letter of credit availability.

All obligations under the Credit Agreement of the US Borrowers are guaranteed by the US Guarantors and secured by the assets of the US Borrowers and the US Guarantors and all obligations of the Canadian Borrower under the Credit Agreement are guaranteed by the US Guarantors and secured by the assets of the US Guarantors and the Canadian Borrower.

Pursuant to the Credit Agreement, payments on the Company's accounts receivable will be deposited in accounts assigned by the Company and the other borrowers to Wachovia and the funds in that account may used by Wachovia to pay down outstanding borrowings under the Credit Agreement.

The Credit Agreement contains customary bank covenants, including, but not limited to, limitations on incurrence of debt and liens or other encumbrances on assets or properties, sale of assets, making of loans or investments, including paying dividends and redemptions of capital stock, the formation or acquisition of subsidiaries and transactions with affiliates.  The Credit Agreement requires the Company and the other borrowers and the guarantors to maintain, on a consolidated basis, a minimum fixed charge coverage ratio that increases from 0.8:1.0 to 1.0:1.0 over the term of the Credit Agreement.  The Credit Agreement also requires that the Company and the other borrowers and the guarantors to maintain, on a consolidated basis, a minimum amount of earnings before interest, taxes, depreciation, and amortization, as determined under, and for the periods specified in, the Credit Agreement.

The Credit Agreement also provides for events of default, including: payment defaults; breaches of representations and warranties; covenant defaults; any revocation or termination by the guarantors of their guarantees of the Company's and the other borrowers' obligations under the Credit Agreement or the breach of the guarantors' obligations under the guarantees; certain unsatisfied or unvacated judgments against the Company or any other borrower or guarantors; the dissolution of, or suspension or discontinuance of doing business by the Company, any other borrower or any other guarantors; certain events of bankruptcy and insolvency; defaults under related financing agreements; specified factoring documents or certain other agreements; defaults based on certain indictments or threatened indictments or judgments; failure of a material provision of a loan document to be in full force and effect; changes of control; certain ERISA defaults; and the occurrence of a material adverse effect.  If an event of default occurs and is continuing, amounts due under the Credit Agreement may be accelerated and the commitments to extend credit thereunder terminated, and the rights and remedies of the lenders under the Credit Agreement, other financing agreements and applicable law may be exercised, including rights with respect to the collateral securing the amounts owed under the Credit Agreement.

In connection with entering into the Credit Agreement, the Company also entered into an Intercreditor and Lien Subordination Agreement dated June 30, 2009, among Wachovia, as agent under Credit Agreement ("Agent"), FGI, the Company and ABFE (the "Intercreditor Agreement").  Under the Intercreditor Agreement, FGI and the Agent agree that liens held by creditors under the Credit Agreement on all assets of the borrowers thereunder, other than certain accounts and personal property in which FGI holds priority, shall be senior to any liens on such collateral held by FGI, and liens held by FGI in certain accounts and personal property shall be senior to any liens on such collateral held by creditors under the Credit Agreement.  The Intercreditor Agreement provides, among other things, for enforcement procedures and remedies and the application of proceeds in respect of such collateral.

The foregoing descriptions of the Credit Agreement and the Intercreditor Agreement are qualified in their entirety by the Credit Agreement and the Intercreditor Agreement, copies of which are incorporated by reference herein and are attached hereto as Exhibits 10.1 and 10.2, respectively.

Wachovia serves as agent and Wachovia and its affiliates are lenders under a credit agreement to which the Company's majority-owned subsidiary, Congoleum Corporation, is a party as a borrower.  That credit agreement provides Congoleum Corporation with its principal source of borrowings.

On July 7, 2009, the Company issued a press release announcing the foregoing transactions.  Such press release is attached hereto as Exhibit 99.1.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Loan and Security Agreement dated June 30, 2009, by and among American Biltrite Inc., Ideal Tape Co., Inc., K&M Associates L.P., American Biltrite (Canada) LTD., Ocean State Jewelry, Inc., Majestic Jewelry, Inc., 425 Dexter Associates, L.P., American Biltrite Far East, Inc. and Wachovia Bank, National Association, a national banking association, in its capacity as issuing bank, and Wachovia Bank, National Association, a national banking association, in its capacity as agent and the other lenders from time to time party thereto

10.2
Intercreditor and Lien Subordination Agreement dated June 30, 2009, among Wachovia Bank, National Association, as agent under Credit Agreement, Faunus Group International, Inc., American Biltrite Inc. and American Biltrite Far East, Inc.

10.3	Receivables Finance Agreement dated June 30, 2009, by and between American Biltrite Far East, Inc. and Faunus Group International, Inc.
10.4	Debt Purchase Agreement dated June 30, 2009, by and between American Biltrite Inc. and Faunus Group International, Inc.
99.1	American Biltrite Inc. press release issued July 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2009	AMERICAN BILTRITE INC. By: _/s/ Howard N. Feist III Name: Howard N. Feist III Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Loan and Security Agreement dated June 30, 2009, by and among American Biltrite Inc., Ideal Tape Co., Inc., K&M Associates L.P., American Biltrite (Canada) LTD., Ocean State Jewelry, Inc., Majestic Jewelry, Inc., 425 Dexter Associates, L.P., American Biltrite Far East, Inc. and Wachovia Bank, National Association, a national banking association, in its capacity as issuing bank, and Wachovia Bank, National Association, a national banking association, in its capacity as agent and the other lenders from time to time party thereto

10.2
Intercreditor and Lien Subordination Agreement dated June 30, 2009, among Wachovia Bank, National Association, as agent under Credit Agreement, Faunus Group International, Inc., American Biltrite Inc. and American Biltrite Far East, Inc.

10.3	Receivables Finance Agreement dated June 30, 2009, by and between American Biltrite Far East, Inc. and Faunus Group International, Inc.
10.4	Debt Purchase Agreement dated June 30, 2009, by and between American Biltrite Inc. and Faunus Group International, Inc.
99.1	American Biltrite Inc. press release issued July 7, 2009